Exhibit 99.1

For Immediate Release
N E W S R E L E A SE
Contact: Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For 2011 Fourth Quarter and Full Year

-	Operating Income, as Adjusted, of $13.6 Million for the Fourth Quarter and $43.7 Million for the Full Year, up 90 Percent and 101 Percent from 2010; Operating Income Increases to $8.2 Million in Fourth Quarter and $13.9 Million for 2011

-	Net Income of $140.7 Million in Fourth Quarter Includes $132.0 Million Net Benefit from Release of Tax Valuation Allowance

-	Net Flows of $0.8 Billion in Quarter up 64 Percent from 2010 Fourth Quarter; Full-Year Net Flows of $5.2 Billion up from $1.5 Billion in 2010

-	Long-Term, Open-End Mutual Fund Sales Increase to $2.4 Billion from $1.5 Billion in Fourth Quarter 2010, and to $9.5 Billion for Full Year from $4.5 Billion in 2010; Net Flows Increase to $5.1 Billion for Full Year from $1.7 Billion in 2010

Hartford, CT, February 1, 2012 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported financial results for the fourth quarter of 2011 that included its 11th consecutive quarter of positive flows, a fourth consecutive quarter of more than $1 billion of net flows from long-term open-end mutual funds, and its highest quarter of operating income, as adjusted, and operating margin, as adjusted, since it became a public company.

Operating income, as adjusted, of $13.6 million for the quarter ended December 31, 2011, increased 90 percent from $7.1 million in the fourth quarter of 2010 and 6 percent from $12.8 million in the third quarter of 2011. Operating margin, as adjusted, was 32 percent for the current quarter, compared with 23 percent in the prior year’s fourth quarter and 31 percent in the third quarter of 2011.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Operating income for the fourth quarter was $8.2 million with a margin of 15 percent, compared with $4.5 million and 11 percent in the fourth quarter of 2010 and an operating loss of $2.2 million and margin of (4) percent in the third quarter of 2011, which included $10.8 million in expenses related to the launch of a closed-end fund. The company also reported net income for the quarter of $140.7 million that includes a tax benefit of $132.0 million primarily related to the release of a valuation allowance on certain deferred tax assets. The company released the valuation allowance when it determined that, based on projected future taxable income, it will more likely than not realize these deferred tax assets.

Operating income, as adjusted, and operating margin, as adjusted, are non-GAAP measures that exclude certain non-cash and other items, such as costs related to the July launch of the Duff & Phelps Global Utility Income (DPG) closed-end fund, and transition costs for the Newfleet Multi-Sector Fixed Income team that joined the company in June. These measures are further described and reconciled to GAAP measures in the table at the end of the release.

Assets under management were $34.6 billion at December 31, 2011, an increase of 17 percent from the prior year and 5 percent from the quarter ended September 30, 2011. Long-term assets under management, which exclude cash management products, were $32.2 billion at the end of the 2011 fourth quarter, an increase of 23 percent from the prior year and 8 percent from the prior quarter.

Financial Highlights (Unaudited)
(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

				Three
				Months
	Three Months Ended			Ended		Twelve Months Ended
	12/31/2011	12/31/2010	Change	9/30/2011	Change	12/31/2011	12/31/2010	Change
Ending Assets Under Management (in billions)	$34.6	$29.5	17%	$33.1	5%	$34.6	$29.5	17%
Average Assets Under Management (in billions)	$34.2	$28.6	20%	$34.3	—	$33.0	$26.5	25%

Gross Sales (in millions)	$2,629.2	$1,719.2	53%	$3,339.4	(21)%	$11,223.8	$5,819.1	93%
Net Flows (in millions)	$790.3	$481.4	64%	$1,613.8	(51)%	$5,208.2	$1,511.9	N/M

Revenue	$56,172	$40,739	38%	$55,457	1%	$204,652	$144,556	42%
Revenue, as adjusted (1)	$42,690	$30,881	38%	$41,857	2%	$155,146	$111,351	39%

Operating expenses	$47,978	$36,289	32%	$57,650	(17)%	$190,749	$135,285	41%
Operating expenses, as adjusted (1)	$29,116	$23,732	23%	$29,066	—	$111,468	$89,622	24%

Operating income (loss)	$8,194	$4,450	84%	$(2,193)	N/M	$13,903	$9,271	50%
Operating income, as adjusted (1)	$13,574	$7,149	90%	$12,791	6%	$43,678	$21,729	101%

Net income (loss)	$140,665	$4,450	N/M	$(2,778)	N/M	$145,420	$9,642	N/M
Net income (loss) attributable to common stockholders	$109,554	$3,071	N/M	$(3,483)	N/M	$111,678	$5,209	N/M
Avg. shares outstanding - diluted (in thousands) (2)	6,700	6,834	(2)%	6,219	8%	6,834	6,437	6%
Net income (loss) per diluted share	$16.35	$0.45	N/M	$(0.56)	N/M	$16.34	$0.81	N/M

Operating margin	15%	11%		(4)%		7%	6%
Operating margin, as adjusted (1)	32%	23%		31%		28%	20%

N/M - Not Meaningful

(1)	See "Schedule of Non-GAAP Information" at the end of the release
(2)	Does not reflect the January 6, 2012 conversion of 35,217 shares of Series B Convertible Preferred stock into 1,349,300 shares of common stock

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Management Commentary

“We delivered an exceptionally strong finish to an outstanding year,” said George R. Aylward, president and chief executive officer. “The significant growth in sales and net flows over the prior year, and the completion of several business initiatives that have immediate and long-term benefits for the company, were among the primary contributors to the increase in earnings and margin.

“I am particularly proud of the consistency in sales and net flows throughout the year, as it is a result of having a variety of attractive investment strategies with strong long-term investment performance,” he added.

Aylward noted several of the company’s accomplishments that contributed to its best year as a public company on all key metrics, including sales, flows and operating income, as adjusted:

▪	Strong investment performance for the company’s open-end mutual fund complex, which had three funds that were the best in their Lipper categories[1] for one-year investment performance, and 85 percent of assets in 5- and 4-star Morningstar®-rated funds at year-end[2];

▪	The internalization of the Newfleet Multi-Sector Fixed Income team, which now manages nearly $6 billion of assets and has contributed $3.4 million of operating income, as adjusted, which excludes transition costs;

▪	The successful launch of the Duff & Phelps Global Utility Income Fund (DPG), a closed-end fund that raised $735 million in the third quarter and added $979 million to assets under management;

▪	The continued strength of its distribution capabilities, as demonstrated by a sales rate of 38 percent on sales of $11.2 billion, and an organic growth rate of 18 percent on net flows of $5.2 billion; and

▪	The significant increase in Virtus’ common stock, which was up 68% during 2011, making it the best-performing stock among public asset managers for the second consecutive year.

“The growth in fund sales, and the diversity of those sales among many different investment strategies, reinforces the advantages of our business model, the breadth of our product offerings, our solid distribution, and the benefit of consistently strong relative investment performance,” Aylward said. “In particular, the significant growth in fund sales during the year shows that financial advisors recognize we have attractive investment solutions that can address their clients’ specific investment needs.”

“In 2011 we demonstrated our ability to deliver strong growth and profitability, and we are focused on continuing this in 2012 for the benefit of our clients and our shareholders.”

Asset Flows and Assets Under Management

Virtus completed a year of consistently strong sales and net flows with long-term, open-end mutual fund sales that were more than double 2010 sales and net flows that were more than triple 2010’s net flows.

▪	Sales increased 53 percent to $2.6 billion in the fourth quarter from $1.7 billion in the fourth quarter of 2010, and were consistent with the strong sales in the third quarter of 2011, excluding the July raise for the DPG closed-end fund. Positive net flows were $0.8 billion in the fourth quarter, compared with $0.5 billion in the prior year quarter and $1.6 billion in the third quarter of 2011, which included $0.7 billion from the closed-end fund offering. Sales and net flows exclude flows from cash management products and structured products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

▪	Long-term open-end mutual fund sales, which exclude money market funds, were $2.4 billion in the fourth quarter, with a sales rate of 63 percent, higher than sales of $1.5 billion and a sales rate of 54 percent in the fourth quarter of 2010 and relatively unchanged from the third quarter. For the full year, fund sales more than doubled to $9.5 billion from $4.5 billion in 2010.

▪	Long-term open-end mutual funds generated $1.1 billion of positive net flows in the fourth quarter, compared with $0.6 billion in the prior year quarter and $1.0 billion in the third quarter. The company’s long-term open-end mutual funds registered a tenth consecutive quarter with double-digit organic growth and a sixth consecutive quarter with organic growth of 20 percent or more. Organic growth, defined as annualized net flows divided by beginning assets under management, was 29 percent for the quarter and 43 percent for the full year, compared with 19 percent in 2010.

▪	Assets under management at December 31, 2011 increased by 17 percent to $34.6 billion from $29.5 billion at December 31, 2010 and by 5 percent from $33.1 billion at September 30, 2011. The sequential increase was a result of positive net flows of $0.8 billion and market appreciation of $1.7 billion. Long-term assets under management, which exclude cash management products, were $32.2 billion at December 31, 2011, an increase of 23 percent from $26.2 billion a year earlier and up 8 percent from $29.9 billion at the end of the 2011 third quarter as a result of both positive net flows and market appreciation.

▪	Average assets under management, which correspond to the company’s fee-earning asset levels, were $34.2 billion at December 31, 2011, up 20 percent from $28.6 billion at December 31, 2010 and essentially unchanged from $34.3 billion at September 30, 2011.

Revenue

Revenue increased sequentially and year over year due to the continued growth of mutual fund assets resulting from strong sales and net flows, the addition of the Newfleet Multi-Sector team, and the DPG closed-end fund offering.

▪	Revenue of $56.2 million in the fourth quarter increased 38 percent from $40.7 million in the fourth quarter of 2010 and 1 percent from $55.5 million in the third quarter. The increase in revenue from the prior year quarter included $11.0 million of higher investment management fees and $2.7 million of additional distribution and administration fees related to higher average assets. For the year, total revenue increased 42 percent to $204.7 million from $144.6 million.

▪	Revenue, as adjusted, which is net of certain mutual fund distribution and administration expenses, increased by 38 percent to $42.7 million in the fourth quarter from $30.9 million in the prior year quarter and by 2 percent from $41.9 million in the third quarter. The increase from the prior quarter was driven by higher average fee rates on mutual funds as well as lower fund reimbursement expenses. For the full year, revenue, as adjusted, increased by 39 percent to $155.1 million from $111.4 million for 2010, as a result of the higher asset levels.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

▪	Investment management fees increased 41 percent to $37.7 million in the fourth quarter from $26.7 million in the fourth quarter of 2010, and by 2 percent from $37.1 million in the third quarter, reflecting the additional closed-end fund assets; the impact of positive flows on average long-term open-end mutual fund assets; and higher open-end fund fee rates resulting from both the internalization of the multi-sector team and the increase in sales of higher-fee products.

▪	Administration and transfer agent fees increased to $6.5 million from $4.8 million in the fourth quarter of 2010 and from $6.4 million in the third quarter and as a result of higher average long-term open-end mutual fund assets and the addition of the closed-end funds. For the full year, administration and transfer agent fees increased 56 percent to $23.9 million from $15.3 million in 2010.

Expenses

The increase in operating expenses for the year reflects the company’s stable ongoing operating cost structure, the impact of a half-year of costs related to the addition of the Newfleet Multi-Sector team, and the structuring and selling costs related to the closed-end fund offering.

▪	Total operating expenses of $48.0 million in the fourth quarter were 32 percent higher than the fourth quarter of 2010 reflecting the additional costs related to higher sales and assets under management, and higher employment costs resulting from the addition of the Newfleet Multi-Sector team. Total operating expenses in the fourth quarter decreased from $57.7 million in the prior quarter, which included $10.8 million of structuring and incremental sales compensation related to the launch of the DPG closed-end fund. The fourth quarter also included $1.3 million of restructuring and severance costs, compared with $0.3 million in the prior year quarter and a nominal amount in the third quarter.

▪	Employment expenses of $24.4 million in the fourth quarter were 39 percent greater than $17.5 million in the fourth quarter of 2010 reflecting the incentive compensation related to higher mutual fund sales and asset levels, as well as the impact of the addition of the Newfleet Multi-Sector team. Employment expenses in the fourth quarter were 4 percent lower than $25.5 million in the prior quarter, which included $1.2 million for sales compensation related to the DPG launch. For the full year, employment expenses of $92.5 million were 42 percent higher than $65.2 million in 2010.

▪	Distribution and administration expenses were $13.5 million in the fourth quarter, compared with $9.9 million in the fourth quarter of 2010 and $23.3 million in the third quarter, which included $9.6 million of structuring costs related to the launch of the DPG fund. For the full year, distribution and administration expenses of $60.2 million were 81 percent higher than $33.2 million in 2010, reflecting the additional costs related to the launch of the DPG fund as well as expenses related to significantly higher mutual fund sales.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

▪	Other operating expenses of $7.4 million in the fourth quarter were up 4 percent from the prior year quarter and flat to the third quarter. For the full year, other operating expenses of $30.2 million were 7 percent higher than $28.3 million in 2010, reflecting higher costs associated with the establishment of the Newfleet Multi-Sector team.

▪	Operating expenses, as adjusted, were $29.1 million in the fourth quarter, 23 percent higher than $23.7 million in the fourth quarter of 2010 and flat to the third quarter of 2011. The change from the prior year is primarily driven by impact of additional operating expenses for the Newfleet Multi-Sector team. This non-GAAP measure excludes distribution and administration expenses and certain non-cash and cash charges such as the Newfleet Multi-Sector transition-related costs and DPG structuring and sales costs.

Product

The company continued to introduce and expand its product offerings, and recent product activities include:

▪	The Virtus Market Neutral Fund received approval from fund shareholders to change its investment strategy to become another option in Virtus’ popular AlphaSector fund offerings. The fund, which will be renamed the Virtus Dynamic AlphaSectorTM Fund, will employ a long/short strategy built upon the AlphaSector asset allocation model. [4]

▪	In December, the company completed the adoption of the DCA Total Return Fund (NYSE: DCA), a diversified closed-end fund with $111.0 million in assets at January 31, 2012. Virtus is the investment adviser and administrator of the fund and its affiliated managers, Duff & Phelps Investment Management and Newfleet Asset Management, manage the equity and fixed income assets, respectively.

Investment Performance

Virtus has generated strong relative investment performance among a wide range of investment strategies in its mutual funds. Highlights include:

▪	Eighteen of 30 funds eligible for rating, representing 85 percent of mutual fund assets, are either 5- or 4-star funds, as rated by Morningstar on an overall load-waived basis.[2] Five-star funds include three of the company’s four largest funds: Multi-Sector Short-Term Bond (Class A: NARAX), Emerging Markets Opportunities (Class A: HEMZX), and Foreign Opportunities (Class A: JVIAX); as well as AlphaSector Rotation (Class A: PWBAX), Short/Intermediate Bond (Class I: HIBIX ), Small-Cap Core (Class A: PKSAX), and Tax-Exempt Bond (Class A: HXBZX).[3]

▪	Seven Virtus funds were ranked by Lipper as top-quartile funds for the three-year period ended December 31, 2011: Multi-Sector Short-Term Bond, Emerging Markets Opportunities, Foreign Opportunities, Multi-Sector Fixed Income (Class A: NAMFX), International Real Estate Securities (Class A: PXRAX), Small-Cap Sustainable Growth (Class A: PSGAX), and Mid-Cap Value (Class A: FMIVX).[1]

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

Balance Sheet, Liquidity and Capital Resources

Working capital increased by 6 percent to $45.9 million at December 31, 2011 from $43.4 million at September 30, 2011 as the capital generation of the business was partially offset by dividend payments related to converting the company’s preferred stock, as noted below, and transaction consideration related to the closed-end fund adoption.

Cash and cash equivalents ended the fourth quarter at $45.3 million, an increase of 15 percent from $39.2 million at September 30, 2011. Marketable securities were $15.0 million at the end of the fourth quarter, an increase of 28 percent from $11.7 million at the end of the third quarter, benefiting from market appreciation in the fourth quarter.

In October, Virtus and BMO Bankcorp, the holder of the $35 million 8% Series B Convertible Preferred Stock, agreed to convert the preferred stock into 1,349,300 shares of Virtus common stock. Virtus paid BMO Bankcorp a dividend of $8.1 million in the quarter, representing accrued dividends through October 31, 2011 plus the present value of dividends it would have earned through October 31, 2014. The preferred shares were converted to common shares on January 6, 2012. As a result of the conversion, all of the preferred shares have been retired and Virtus now has 7.5 million common shares outstanding.

Balance Sheet Highlights (Unaudited)
(Dollars in thousands)
	As of			As of
	12/31/2011	12/31/2010	Change	9/30/2011	Change
Cash and cash equivalents	$45,267	$43,948	3%	$39,225	15%
Marketable securities	$14,995	$10,273	46%	$11,734	28%
Long-term debt	$15,000	$15,000	-	$15,000	-
Convertible preferred stock (1)	$35,217	$35,921	(2)%	$35,921	(2)%
Stockholders' equity (1)	$183,155	$48,270	N/M	$47,502	N/M

Working capital (2)	$45,938	$44,206	4%	$43,424	6%

(1) Does not reflect the January 6, 2012 conversion of 35,217 shares of Series B Convertible Preferred stock into 1,349,300 shares of common stock

(2) Working capital is defined as current assets less current liabilities.

N/M - Not Meaningful

Conference Call

Virtus Investment Partners management will host an investor conference call on Thursday, February 2 at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 866-730-5770 if calling from within the U.S. or 857-350-1594 if calling from outside the U.S. (Passcode: 21191893). A replay of the call will be available through February 24 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 18234501). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, LLC, a subsidiary of Virtus Investment Partners and member, FINRA. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	Change	9/30/2011	Change	12/31/2011	12/31/2010	Change
Revenues
Investment management fees	$37,698	$26,711	41%	$37,053	2%	$135,063	$97,996	38%
Distribution and service fees	11,497	8,809	31%	11,435	1%	43,792	29,572	48%
Administration and transfer agent fees	6,525	4,808	36%	6,363	3%	23,878	15,324	56%
Other income and fees	452	411	10%	606	(25)%	1,919	1,664	15%
Total revenues	56,172	40,739	38%	55,457	1%	204,652	144,556	42%

Operating Expenses
Employment expenses	24,398	17,507	39%	25,526	(4)%	92,543	65,234	42%
Distribution and administration expenses	13,482	9,858	37%	23,250	(42)%	60,176	33,205	81%
Other operating expenses	7,435	7,123	4%	7,436	-	30,157	28,282	7%
Restructuring and severance	1,260	277	N/M	7	N/M	2,008	1,635	23%
Depreciation and other amortization	420	499	(16)%	453	(7)%	1,847	2,007	(8)%
Intangible asset amortization	983	1,025	(4)%	978	1%	4,018	4,922	(18)%
Total operating expenses	47,978	36,289	32%	57,650	(17)%	190,749	135,285	41%

Operating Income (Loss)	8,194	4,450	84%	(2,193)	N/M	13,903	9,271	50%

Other Income (Expense)
Realized and unrealized gains (losses) on trading securities	481	284	69%	(1,576)	N/M	(256)	1,131	N/M
Other (expense) income	14	2	N/M	4	N/M	(194)	77	N/M
Total other income (expense), net	495	286	73%	(1,572)	N/M	(450)	1,208	N/M

Interest Income (Expense)
Interest expense	(190)	(213)	11%	(189)	(1)%	(782)	(983)	20%
Interest income	129	360	(64)%	81	59%	321	659	(51)%
Total interest income (expense), net	(61)	147	N/M	(108)	44%	(461)	(324)	(42)%
Income (Loss) Before Income Taxes	8,628	4,883	77%	(3,873)	N/M	12,992	10,155	28%
Income tax expense (benefit)	(132,037)	433	N/M	(1,095)	N/M	(132,428)	513	N/M
Net Income (Loss)	140,665	4,450	N/M	(2,778)	N/M	145,420	9,642	N/M
Preferred stockholder dividends	(7,369)	(704)	N/M	(705)	N/M	(9,482)	(3,289)	(188)%
Allocation of earnings to preferred stockholders	(23,742)	(675)	N/M	-	N/M	(24,260)	(1,144)	N/M
Net Income (Loss) Attributable to Common Stockholders	$109,554	$3,071	N/M	$(3,483)	N/M	$111,678	$5,209	N/M
Earnings (Loss) Per Share - Basic	$17.60	$0.49	N/M	$(0.56)	N/M	$17.98	$0.87	N/M
Earnings (Loss) Per Share - Diluted	$16.35	$0.45	N/M	$(0.56)	N/M	$16.34	$0.81	N/M
Weighted Average Shares Outstanding - Basic (1) (in thousands)	6,226	6,263		6,219		6,211	6,014
Weighted Average Shares Outstanding - Diluted (1) (in thousands)	6,700	6,834		6,219		6,834	6,437

(1) Does not reflect the January 6, 2012 conversion of 35,217 shares of Series B Convertible Preferred stock into 1,349,300 shares of common stock

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
By product (period end):
Mutual Funds - Long-Term Open-End	$16,896.6	$14,952.0	$15,471.7	$13,590.9	$11,801.2
Mutual Funds - Closed-End	5,675.6	5,318.7	4,545.1	4,508.8	4,321.2
Mutual Funds - Money Market	2,294.8	2,407.8	2,122.6	2,614.6	2,915.5
Variable Insurance Funds	1,308.6	1,244.7	1,511.6	1,553.3	1,538.5
Separately Managed Accounts	3,933.8	3,692.0	4,091.0	4,005.1	3,833.0
Institutional Products (1)	4,478.2	5,457.5	5,582.3	5,639.2	5,063.9
Total	$34,587.6	$33,072.7	$33,324.3	$31,911.9	$29,473.3

By product (average) (2)
Mutual Funds - Long-Term Open-End	$16,192.4	$15,631.0	$14,662.5	$12,709.9	$11,432.8
Mutual Funds - Closed-End	5,454.7	5,004.7	4,507.7	4,439.8	4,309.7
Mutual Funds - Money Market	2,320.8	2,443.7	2,522.2	2,777.8	2,695.1
Variable Insurance Funds	1,312.4	1,394.2	1,531.0	1,550.5	950.8
Separately Managed Accounts (3)	3,692.0	4,091.0	4,005.1	3,833.0	3,626.0
Institutional Products (1) (3)	5,195.3	5,741.6	5,577.4	5,391.6	5,559.7
Total	$34,167.6	$34,306.2	$32,805.9	$30,702.6	$28,574.1

By asset class (period end):
Equity	$18,978.5	$16,763.3	$17,493.5	$16,405.3	$14,403.4
Fixed Income	13,187.9	13,129.1	13,028.9	12,097.4	11,752.5
Cash	2,421.2	3,180.3	2,801.9	3,409.2	3,317.4
Total	$34,587.6	$33,072.7	$33,324.3	$31,911.9	$29,473.3

Assets Under Management - Average Net Management Fees Earned (4)

(In basis points)

	Three Months Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Mutual Funds - Long-Term Open-End (5)	50.0	49.4	41.6	41.1	40.3
Mutual Funds - Closed-End (5)	56.1	55.7	52.5	52.2	52.7
Mutual Funds - Money Market	2.2	2.6	4.0	4.8	5.1
Variable Insurance Funds (5)	47.2	44.3	39.0	39.8	45.2
Separately Managed Accounts (3)	47.7	50.3	48.5	49.7	47.3
Institutional Products (1) (3)	26.6	25.3	27.1	27.8	25.8
All Products	43.8	42.9	38.5	38.1	37.1

(1) Includes structured products.

(2) Averages are calculated as follows:

  - Mutual Funds and Variable Insurance Funds (VIF) - average daily or weekly balances

  - Separately Managed Accounts - prior quarter ending balance (on which the current quarter's fees are earned)

  - Institutional Products - average of month-end balances in quarter

(3) Excluding cash management products, Separately Managed Accounts and Institutional Products ending assets under management, average assets under management and average net fees earned were:

	Three Months Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Separately Managed Accts-Ending Assets	$3,882.7	$3,648.6	$4,035.9	$3,943.5	$3,709.2
Separately Managed Accts-Avg. Assets	$3,648.6	$4,036.0	$3,943.5	$3,709.1	$3,426.6
Separately Managed Accts-Avg. Fees	48.1	50.8	49.0	50.7	48.8
Institutional Products-Ending Assets	$4,402.9	$4,728.4	$4,958.1	$4,906.2	$4,785.8
Institutional Products-Avg. Assets	$4,651.7	$4,912.3	$4,919.4	$4,882.8	$4,869.9
Institutional Products-Avg. Fees	28.7	28.9	30.0	29.6	28.7

(4) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2)

(5) Average fees earned for Mutual Funds and VIF are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010

Mutual Funds - Long-Term Open-End
Beginning balance	$14,952.0	$15,471.7	$13,590.9	$11,801.2	$10,698.5	$11,801.2	$8,902.2
Inflows	2,363.5	2,427.0	2,443.4	2,244.5	1,453.6	9,478.4	4,530.0
Outflows	(1,276.3)	(1,418.8)	(805.8)	(923.1)	(855.0)	(4,424.0)	(2,868.6)
Net flows	1,087.2	1,008.2	1,637.6	1,321.4	598.6	5,054.4	1,661.4
Market appreciation (depreciation)	914.2	(1,496.8)	285.0	478.7	534.2	181.1	1,347.5
Other (1)	(56.8)	(31.1)	(41.8)	(10.4)	(30.1)	(140.1)	(109.9)
Ending balance	$16,896.6	$14,952.0	$15,471.7	$13,590.9	$11,801.2	$16,896.6	$11,801.2

Mutual Funds - Closed-End
Beginning balance	$5,318.7	$4,545.1	$4,508.8	$4,321.2	$4,300.2	$4,321.2	$4,256.9
Inflows	–	719.1	–	98.0	–	817.1	–
Outflows	–	–	–	–	–	–	–
Net flows	–	719.1	–	98.0	–	817.1	–
Market appreciation (depreciation)	246.3	(205.6)	36.3	89.6	21.0	166.6	64.3
Other (1)	110.6	260.1	–	–	–	370.7	–
Ending balance	$5,675.6	$5,318.7	$4,545.1	$4,508.8	$4,321.2	$5,675.6	$4,321.2

Mutual Funds - Money Market
Beginning balance	$2,407.8	$2,122.6	$2,614.6	$2,915.5	$2,704.6	$2,915.5	$3,930.6
Other (1)	(113.0)	285.2	(492.0)	(300.9)	210.9	(620.7)	(1,015.1)
Ending balance	$2,294.8	$2,407.8	$2,122.6	$2,614.6	$2,915.5	$2,294.8	$2,915.5

Variable Insurance Funds (2)
Beginning balance	$1,244.7	$1,511.6	$1,553.3	$1,538.5	$–	$1,538.5	$–
Inflows	6.3	7.6	5.5	6.4	4.7	25.8	4.7
Outflows	(59.6)	(62.7)	(70.0)	(75.5)	(76.0)	(267.8)	(76.0)
Net flows	(53.3)	(55.1)	(64.5)	(69.1)	(71.3)	(242.0)	(71.3)
Market appreciation (depreciation)	117.2	(211.8)	22.8	82.9	65.9	11.1	65.9
Other (1)	–	–	–	1.0	1,543.9	1.0	1,543.9
Ending balance	$1,308.6	$1,244.7	$1,511.6	$1,553.3	$1,538.5	$1,308.6	$1,538.5

Separately Managed Accounts
Beginning balance	$3,692.0	$4,091.0	$4,005.1	$3,833.0	$3,626.0	$3,833.0	$3,551.8
Inflows	225.2	144.2	152.1	212.0	200.2	733.5	539.0
Outflows	(262.8)	(144.8)	(173.8)	(198.1)	(202.6)	(779.5)	(672.5)
Net flows	(37.6)	(0.6)	(21.7)	13.9	(2.4)	(46.0)	(133.5)
Market appreciation (depreciation)	272.5	(412.8)	115.8	221.5	244.7	197.0	437.5
Other (1)	6.9	14.4	(8.2)	(63.3)	(35.3)	(50.2)	(22.8)
Ending balance	$3,933.8	$3,692.0	$4,091.0	$4,005.1	$3,833.0	$3,933.8	$3,833.0

Institutional Products (3)
Beginning balance	$5,457.5	$5,582.3	$5,639.2	$5,063.9	$5,783.3	$5,063.9	$4,798.2
Inflows	34.2	41.5	44.4	48.9	60.7	169.0	745.4
Outflows	(240.2)	(99.3)	(135.6)	(69.2)	(104.2)	(544.3)	(690.1)
Net flows	(206.0)	(57.8)	(91.2)	(20.3)	(43.5)	(375.3)	55.3
Market appreciation (depreciation)	164.3	(90.0)	61.3	104.7	127.7	240.3	483.4
Other (1)	(937.6)	23.0	(27.0)	490.9	(803.6)	(450.7)	(273.0)
Ending balance	$4,478.2	$5,457.5	$5,582.3	$5,639.2	$5,063.9	$4,478.2	$5,063.9

Total
Beginning balance	$33,072.7	$33,324.3	$31,911.9	$29,473.3	$27,112.6	$29,473.3	$25,439.7
Inflows	2,629.2	3,339.4	2,645.4	2,609.8	1,719.2	11,223.8	5,819.1
Outflows	(1,838.9)	(1,725.6)	(1,185.2)	(1,265.9)	(1,237.8)	(6,015.6)	(4,307.2)
Net flows	790.3	1,613.8	1,460.2	1,343.9	481.4	5,208.2	1,511.9
Market appreciation (depreciation)	1,714.5	(2,417.0)	521.2	977.4	993.5	796.1	2,398.6
Other (1)	(989.9)	551.6	(569.0)	117.3	885.8	(890.0)	123.1
Ending balance	$34,587.6	$33,072.7	$33,324.3	$31,911.9	$29,473.3	$34,587.6	$29,473.3

(1) Comprised of mutual fund distributions, net flows of cash management strategies, market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/ (dispositions) and the impact of leverage on AUM.

(2) A variable insurance trust (VIT) was established in the quarter ended 12/31/10. Following a transaction with a third-party VIT, Virtus became the advisor and distributor to $1.5 billion, which is reflected as fourth quarter "Other." Virtus previously acted as the subadvisor under institutional mandates with the third-party VIT representing $292.5 million for the period ended 9/30/10.

(3) Institutional Products consists of Institutional Accounts and Structured Products. Prior period presentations included separate rollforwards for Institutional Accounts and Structured Products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Twelve Months Ended
	Dec 31, 2011	Dec 31, 2010	Sep 30, 2011	Dec 31, 2011	Dec 31, 2010

Revenues, GAAP basis	$56,172	$40,739	$55,457	$204,652	$144,556
Less:
Distribution and administration expenses	13,482	9,858	13,637	50,563	33,205
Newfleet transition related subadvisory fees (1)	–	–	(37)	(1,057)	–

Revenues, as adjusted (2)	$42,690	$30,881	$41,857	$155,146	$111,351

Operating Expenses, GAAP basis	$47,978	$36,289	$57,650	$190,749	$135,285
Less:
Distribution and administration expenses	13,482	9,858	13,637	50,563	33,205
Depreciation and amortization	1,403	1,524	1,431	5,865	6,929
Stock-based compensation	1,336	898	1,162	4,926	3,894
Restructuring and severance charges	1,260	277	7	2,008	1,635
Newfleet transition related operating expenses (3)	1,381	–	1,580	5,152	–
Closed-end fund launch costs (4)	–	–	10,767	10,767	–
Operating Expenses, as adjusted (5)	$29,116	$23,732	$29,066	$111,468	$89,622

Operating Income, as adjusted (6)	$13,574	$7,149	$12,791	$43,678	$21,729

Operating margin, GAAP basis	15%	11%	(4)%	7%	6%
Operating margin, as adjusted (6)	32%	23%	31%	28%	20%

(1) Reflects 30 days of fees payable under the termination provisions of the subadvisory agreement with a former unaffiliated subadvisor of the Multi-Sector assets. These subadvisory fees ended effective July 2, 2011. The company records its management fees net of fees paid to unaffiliated subadvisors.

(2) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes, Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties. For the three months ended September 30, 2011, Virtus incurred $23.3 million of distribution and administration expenses that included $9.6 million of structuring fees related to the closed-end fund launch. For the purposes of calculating Revenues, as adjusted for the three months ended September 30, 2011 and for the twelve months ended December 31, 2011, structuring fees paid to third party distributors for the closed-end fund launch are excluded as they do not have a related revenue offset.

(3) For the twelve months ended Dec. 31, 2011, Newfleet transition-related operating expenses consist of compensation expenses of $4.8 million and certain legal and professional fees of $0.4 million incurred in conjunction with the addition of the Newfleet Multi-Sector team. Compensation expenses include $0.7 million of stock-based compensation.

(4) Closed-end fund launch costs are comprised of structuring fees of $9.6 million payable to underwriters and sales-based incentive compensation of $1.2 million.

(5) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(6) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of changes and volatility in political, economic or industry conditions, the interest rate environment, or financial and capital markets; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) mutual fund sales in any period may be through a limited number of financial intermediaries, from a limited number of investment strategies, and impacted by relative performance and the breadth and type of investment products we offer; (d) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (e) any inadequate performance of third-party relationships; (f) the withdrawal of assets from under our management; (g) our ability to attract and retain key personnel in a competitive environment; (h) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (i) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (j) the competition we face in our business, including competition related to investment products and fees; (k) potential adverse regulatory and legal developments; (l) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (m) changes in accounting or regulatory standards or rules, including the impact of proposed rules which may be promulgated relating to Rule 12b-1 fees; (n) the ability to satisfy the financial covenants under existing debt agreements; and (o) certain other risks and uncertainties described in our 2010 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15

1 Lipper Rankings, Period ending 12/31/2011

			One Year		3 Years		5 Years		10 Years
Fund	Lipper Category	Share Class	Percentile Rank	Rank/Total Funds	Percentile Rank	Rank/Total Funds	Percentile Rank	Rank/Total Funds	Percentile Rank	Rank/Total Funds
Virtus Multi-Sector Short Term Bond	Short/Intermediate Investment Grade Debt	A I	60 55	85/141 77/141	02 01	2/128 1/128	29 N/A	34/118 N/A	05 N/A	4/75 N/A

Virtus Emerging Markets Opportunities	Emerging Markets	A I	01 01	2/389 1/389	13 12	41/306 37/306	01 01	2/208 1/208	20 15	25/127 19/127

Virtus Foreign Opportunities	International Large-Cap Growth	A I	01 01	2/236 1/236	16 15	36/219 33/219	15 11	28/187 20/187	02 N/A	2/111 N/A

Virtus Multi-Sector Fixed Income	Multi-Sector Income	A I	52 47	99/192 90/192	05 N/A	7/148 N/A	49 N/A	50/103 N/A	42 N/A	30/72 N/A

Virtus International Real Estate Securities	International Real Estate Securities	A I	07 05	3/44 2/44	14 11	5/37 4/37	N/A N/A	N/A N/A	N/A N/A	N/A N/A

Virtus Small-Cap Sustainable Growth	Small-Cap Growth	A I	01 01	2/497 1/497	24 24	103/433 104/433	30 28	112/378 107/378	N/A	N/A

Virtus Mid-Cap Value	Mid-Cap Value	A I	03 03	9/300 8/300	10 08	25/254 21/254	14 N/A	31/214 N/A	11 N/A	12/111 N/A

Lipper performance on an asset weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Lipper rankings. The total AUM of each quartile’s bucket is then divided by complex wide total AUM to arrive at the respective percent of AUM in each bucket. Lipper, a wholly owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. Funds not ranked by Lipper are not included in the analysis. If sales loads were reflected, the rankings shown would be lower. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

2 For the period ending December 31, 2011, 83%, 84% and 87% of assets eligible for Morningstar rating had 5- or 4-star load waived ratings for the 3, 5, 10 years, respectively, based on risk adjusted returns, of a total of 30, 28, and 22 funds, respectively. Had sales load been included, results would be lower.

3 Morningstar Ratings as of 12/31/2011 for Class A Shares

	Morningstar		Overall		3 Year		5 Year		10 Year
Fund Name	Category		# Stars	# Funds	Stars	Funds	Stars	Funds	Stars	Funds
Virtus Multi-Sector Short Term Bond	Short Term Bond	With Load	5	353	5	353	4	322	5	179
		Load-Waived	5		5		5		5

Virtus Emerging Markets Opportunities	Diversified Emerging Markets	With Load	5	352	5	352	5	237	5	144
		Load-Waived	5		5		5		5

Virtus Foreign Opportunities	Foreign Large Growth	With Load	4	213	3	213	4	164	5	96
		Load-Waived	5		4		5		5

Virtus AlphaSector Rotation Fund	Large Blend	With Load	4	1580	3	1580	4	1376	N/A	N/A
		Load-Waived	5		4		5		N/A

Virtus Short/Intermediate Bond	Short Term Bond	With Load	4	353	4	353	4	322	4	179
		Load-Waived	4		4		4		4

Virtus Small-Cap Core Fund	Small Growth	With Load	4	676	3	676	4	573	N/A	N/A
		Load-Waived	5		4		5		N/A

Virtus Tax-Exempt Bond	Muni National Intermediate	With Load	4	210	4	210	3	185	4	135
		Load-Waived	5		5		5		5

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 16

Morningstar Ratings as of 12/31/2011 for Class I Shares

Virtus Short/Intermediate Bond Fund	Short Term Bond	With Load	5	353	4	353	5	322	5	179
		Load-Waived	N/A		N/A		N/A		N/A

For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effect of sales charges, loads, and redemption fees), placing more emphasis on downward variation and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar RatingTM for a fund is derived from a weighted average of performance figures associated with its three-, five- and ten- year (if applicable) Morningstar Rating metrics. Ratings are for Class A shares as shown only; other share classes bear different fees and expenses, which affect performance. Load-waived star ratings do not include any front-end sales load and are intended for those investors who have access to such terms (e.g., for plan participants of a defined contribution plan).

©2012 Morningstar, Inc. All rights reserved. The information contained above is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

4 Investments in short positions have additional risk that long positions do not. In theory, the risk of loss on a short position is unlimited. Investing in the securities of small and mid-sized companies involves greater risks and price volatility than larger, more established companies. Lack of liquidity in an ETF could result in its value being more volatile than the underlying portfolio of securities. Sector ETFs are subject to sector risks and non-diversification risks, which may result in greater price fluctuations than the overall market. Because the fund invests in ETFs, it indirectly bears its proportionate share of the operating expenses of the underlying funds. Indirectly, the fund is subject to all risks associated with the underlying ETFs. The use of leverage, short selling, futures, options and/or derivatives may cause exposure to additional risks. The cost of borrowing may exceed income from the investments made with leverage.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Please carefully consider a Fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit www.Virtus.com for a prospectus. Read it carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member FINRA and subsidiary of Virtus Investment Partners, Inc.

# # #

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com